AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Agreement”) is dated as of October 10, 2008, between Gary C. Granoff (“Executive”), Ameritrans Capital Corporation (“Ameritrans”), and Elk Associates Funding Corporation (“Elk”) (collectively, Ameritrans and Elk are hereinafter referred to as the “Employer”).

WHEREAS, Executive is presently employed by Ameritrans as Chairman of the Board of Directors, Chief Executive Officer and Chief Financial Officer (“CFO”) pursuant to an Employment Agreement dated September 20, 2007, (the “2007 Agreement”); and

WHEREAS, Executive is presently employed by Elk as President, Chief Executive Officer and Chairman of the Board of Directors pursuant to the 2007 Agreement; and

WHEREAS, the Employer and Executive desire to restate and amend certain terms of the 2007 Agreement and change the nature of the duties to be provided by Executive to Employer in the future.

NOW, THEREFORE, in consideration of the promises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.

Employment of Executive.  Employer hereby agrees to employ Executive, and Executive hereby agrees to be and remain in the employ of Employer, upon the terms and conditions hereinafter set forth.

2.

Employment Period.  Subject to the earlier termination as provided in section 5, the term, of Executive’s employment under this Agreement shall be effective as of the date of execution hereof (the “Effective Date”), and shall continue until June 30, 2013 (the “Employment Period”). The parties agree that any Bonus (as hereinafter defined) payable during any renewal period shall be paid solely in the discretion of the Board of Directors of Employer (the “Board”).

3.

Duties and Responsibilities.

3.1

General.  During the Employment Period, Executive shall have the title of Managing Director of Ameritrans and Managing Director of Elk and shall have duties commensurate with his office and title of Ameritrans and Elk.  During the period commencing October 10, 2008 through June 30, 2009 Executive shall also continue to hold, so long as he shall remain a Director during such period, the title of Chairman of the Board of Directors of Ameritrans and Elk.  In addition, Executive, in his capacity as a Director of Ameritrans and of Elk as long as he shall remain a Director, shall continue to serve on the Investment Committee of the Board of Directors of Ameritrans and Elk.  In the position of Managing Director, Executive shall be considered an officer of Ameritrans and Elk.  For the period October 10, 2008 through September 30, 2009, the Executive shall continue to serve as the CFO of the Employer, however the Employer may, in its discretion, employ a qualified person to be CFO at any time before September 30, 2009, in which event Executive shall relinquish such duties thereafter without any reduction in compensation.  Employer shall, not later than September 30, 2009 employ a qualified person to be CFO after which date, Executive shall have no further responsibility to act in the capacity of CFO.  Executive shall report directly to and take direction from the Board.  Executive understands that he will be required to work with and coordinate certain business activities with other executives of the Employer in connection with certain projects as directed by the Board which shall be consistent with the time and attention that Executive shall expend on behalf of the Company as hereinafter set forth.  Prior to June 30, 2009, Executive shall continue to work full time for the Company.  Commencing July 1, 2009, Executive shall devote on average at least 20 hours a week of his business time on behalf of Employer.  Executive may allocate such business time to personal and other business affairs, so long as such time, attention and duties do not (A) interfere with his duties and responsibilities to Employer as set forth herein or (B) violate his obligations under Sections 7 and 8, herein.  Any duty assigned to Executive from time to time by the Board during the Employment Period shall be consistent with and shall be done considering the hours to be devoted to the Company by Executive as provided herein

4.

Compensation and Related Matters.

4.1

Base Salary.  From November 1, 2008 through June 30, 2009, Employee shall be paid the base sum of $260,850, which shall be paid in monthly installments of $32,606.25.  On or before December 15, 2008, Executive shall also receive as additional compensation a single payment of $251,150, which shall be deemed to be fully earned upon execution of this Agreement.  Commencing July 1, 2009, and for each fiscal year (July 1 to June 30) during the Employment Period (each such fiscal year, an “Employment Year”) Employer shall pay to Executive a base salary of $465,000 for the first Employment Year (July 1, 2009 through June 30, 2010), $178,000 for the second Employment Year (July 1, 2010 through June 30, 2011), $175,000 for the third Employment Year (July 1, 2011 through June 30, 2012) and $159,000 for the fourth Employment Year (July 1, 2012 through June 30, 2013), (with respect to each Employment Year, the “Base Salary”).  The Base Salary shall be payable in accordance with the normal payroll procedures of Employer.

4.2

Annual Bonus.  For each fiscal year during the Employment Period (each, a “Bonus Year”), Executive shall be eligible to receive a bonus based on the achievement of corporate and/or individual performance objectives set by the Board for such Bonus Year (a “Bonus”).  Any Bonus for each Bonus Year shall be payable promptly following the determination of the Board thereof, but in no even later than 45 days after the end of such year.

4.3

Other Benefits.  During the Employment Period, subject to, and to the extent Executive is eligible under their respective terms, Executive shall be entitled to receive up to an aggregate of $52,000 allocated by Executive as he shall determine in his sole discretion for the following: (i) reimbursement of Executive for the cost of the annual premiums on life insurance on Executive’s life, (ii) the lease of a car, (iii) parking for Executive’s automobile, (iv) tolls and gas for the automobile in connection with commuting to work, (v) automobile insurance for one car (vi)use of a cell phone and home telephone for business purposes, (vii) reimbursement for the premium on Executive’s disability or long-term care policy, (viii) reimbursement of a portion of Executive’s country club dues, (ix) other business related expenses that are not direct expenses covered under the provisions of Paragraph 4.4 hereof, and (x) reimbursement of travel expenses and meals while Executive is out of town while serving on the Board of Trustees of any charitable institution.  If any of the above payments for expenses are considered in any way taxable income to Executive, then in such event the Company shall issue an IRS Form 1099 for miscellaneous income to the extent of any such payments. In addition, the Employer shall pay the Executive’s husband and wife medical health insurance premiums under the Employer’s current plan or future plans of equivalent scope and benefit, plus any increases that may arise in future years, and if for any reason, other than as a result of Executive’s breach of this Agreement, Executive does not qualify under those plans, Employer shall pay to any health care insurer, the cost of Executive’s family health care policy designated by Executive, up to the amount that would otherwise have been paid to the Employer’s health insurance provider by Employer under the plan in effect during the then Employment Year had Executive had family coverage under that plan.  Employer will also make regular contributions to Executive’s SEP IRA account equal to 15% of Executive Base Salary and Bonus, subject to limitations under the plan.

4.4

Expenses Reimbursement.  Employer shall reimburse Executive for all business expenses reasonably incurred by him in the performance of his duties under this Agreement upon his presentation of signed and itemized accounts of such expenditures, all in accordance with Employer’s procedures and policies as adopted and in effect from time to time and applicable to its senior management employees.

4.5

Vacations.  Executive shall be entitled to 30 business days paid vacation for each calendar year during the Employment period, which vacations shall be taken at such time or times as shall not unreasonably interfere with Executive’s performance of his duties under this Agreement.  Time spent on services performed as a trustee shall be considered business-related.

4.6

Intentionally left blank.

4.7

Office Space: Resources.  Employer shall provide Executive with sufficient office space, furnishings, equipment, computer resources, and supplies considered reasonable and necessary for Executive to carry out his duties.

4.8

Life Insurance.  Upon non-renewal of this Agreement, or termination for any reason, Employer shall assign to Executive, or his assigns, that certain William Penn Universal Life Insurance Policy, inclusive of the then current cash account; except that if Executive is terminated for Cause pursuant to Section 5.2, Employer shall assign to Executive, or his assigns, that certain William Penn Universal Life Insurance Policy, provided that Executive reimburses Employer for the then current cash account under the policy.

5.

Termination of Employment Period.

5.1

Termination Without Cause: Voluntary Termination by Executive.  Employer may, by notice to Executive at any time during the Employment Period, terminate the Employment Period without Cause (as defined below).  The effective date of such termination of Executive from Employer shall be the date that is thirty (30) days following the date on which such notice is given, except as otherwise specifically provided herein.  Executive may, by notice to Employer at any time during the Employment Period, voluntarily resign from Employer and terminate the Employment Period.  The effective date of such termination of Executive from Employer shall be the date that is thirty (30) days following the date on which such notice is given.

5.2

By Employer for Cause.  Employer may, at any time during the Employment Period, by notice to Executive, terminate the Employment period for “Cause.”  As used herein, “Cause” shall mean (i) fraud or acts of gross negligence or gross misconduct on the part of Executive in the course of his employment, (ii) substantial and continued failure by Executive to perform his duties hereunder, (iii) use of alcohol by Executive or his illegal use of drugs (including narcotics, (which in either case is, or could reasonably be expected to become, materially injurious to the reputation or business of Employer or which impairs, or could reasonably be expected to impair, the performance of Executive’s duties hereunder, (iv) Executive’s conviction by a court of competent jurisdiction of, or pleading “guilty” or “no contest” to, (x) a felony, or (y) any other criminal charge (other than minor traffic violations) which has or could reasonably be expected to have a material adverse impact on Employer’s reputation and standing in the community, or (v) Executive’s violation of any of the provisions of Sections 7 and 8 herein.  Any notice given by Employer pursuant to this Section 5.2 shall specify in writing in reasonable detail the event or the nature of Executive’s action or inaction that is the cause for giving such notice.  Executive will have 30 days to cure, to the reasonable satisfaction of employer, any action or inaction charged by Employer for Cause under (ii) or (v), above, or Executive commences cure and pursues such cure in good faith and it requires more than 30 days to complete such Cure.  The Employment period shall terminate immediately upon notice by Employer of termination for Cause and the reason therefore, unless such actions or inactions can be cured and Executive has satisfactorily cured such actions or inactions.

5.3

By Executive for Good Reason.

(a)

Executive may, at any time during the Employment period by notice to Employer, terminate the Employment period under this Agreement for “Good Reason” (as defined below).  For the purposes hereof, Executive shall have “Good Reason” to terminate employment with Employer on account of any of the following events without Executive’s consent:  (i) any reduction in the Base Salary; (ii) the failure of Employer to provide employee benefits consistent with Section 4.3, herein; (iii) any requirement by Employer that Executive report to anyone other than the Board; or (iv) a “Change in Control” (as defined below); provided, however, that the circumstances set forth in this Section 5.3 shall not be Good Reason if within 30 days of notice by Executive to Employer, Employer cures such circumstances or commences cure and pursues such cure in good faith and it requires more than 30 days to complete such cure.  The effective date of such termination of Executive from Employer shall be the date that is thirty (30) days following the date on which such notice is given.

(b)

For purposes of this Section 5.3, a “Change in Control” shall be deemed to have taken place if any “Person) (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of Employer’s then outstanding securities eligible to vote for the election of the Board (the “Voting Securities”);’ provided, however, that the event described in this paragraph (b) shall not be deemed to be a change in Control by virtue of any of the following acquisitions:  (i) any Employer or any subsidiary of employer in which Employer owns more than 50% of the combined voting power of such entity (a “Subsidiary”), (ii) by any employee benefit plan (or related trust) sponsored or maintained by Employer or any Subsidiary, (iii) by any underwriter temporarily holding Employer’s Voting Securities pursuant to an offering of such Voting Securities, or (vi) pursuant to any acquisition by Executive or any group or persons including Executive (or any entity controlled by Executive or any group of persons including Executive).

5.4

Disability.  During the Employment Period, if, as a result of physical or mental incapacity or infirmity, Executive shall be unable to perform his duties under this Agreement for (i) a continuous period of at least 180 days, or (ii) periods aggregating at least 180 days during any period of 12 consecutive months (each, a “Disability Period”), and at the end of the Disability Period there is no reasonable probability that Executive can promptly resume his duties hereunder, Executive shall be deemed disabled (the “Disability”) and Employer, by notice to Executive, shall have the right to terminate the Employment Period for Disability at, as of, or after the end of the Disability Period.  The existence of the Disability shall be determined by a reputable, licensed physician selected by Executive in good faith, whose determination shall be final and binding on the parties.  Executive shall cooperate in all reasonable respects to enable an examination to be made by such physician.

5.5

Death.  The Employment period shall end on the date of Executive’s death.

6.

Termination Compensation

6.1

Termination Without Cause by Employer.  If the Employment Period is terminated by Employer without Cause pursuant to the provisions of Section 5.1 hereof, Employer will pay to Executive a lump-sum payment on the effective date of termination in an amount equal to Executive’s Base Salary through the date of termination and an amount equal to the sum of the Base Salary remaining in the Employment Period as if it had not been terminated (the “Severance Payment) as set for the in Section 4 of this Agreement; Employer shall have the obligation to continue the health insurance benefits provided for in Section 4 past the date of termination through the balance of the Employment Period remaining at the time of termination as if the Executive’s employment had not been terminated.

6.2

Termination by Executive for Good Reason.  If the Employment Period is terminated by Executive for Good Reason pursuant to the provisions of Section 5.3, hereof, Employer will pay to Executive in a lump-sum the Severance Payment, as set forth in Section 6.1, hereof;

6.3

Intentionally left blank.

6.4

Certain Other Terminations.  If the Employment period is terminated by Employer on account of Executive’s Disability pursuant to the provisions of Section 5.4, or by death, pursuant to the provisions of Section 5.5, Employer shall pay to Executive, within thirty (30) calendar days of the date of termination, Executive’s Base Salary through the date of termination.  In the event that the Employment period is terminated by Employer on account of Disability pursuant to the provisions of Section 5.4 or on account of death pursuant to the provisions of Section 5.5 and provided Executive has been employed for at least six months during the Bonus Year of termination, Employer shall also pay to Executive a portion of the bonus for the Bonus Year of termination prorated through the date of termination.  Employer shall have no obligation to continue any other benefits provided for in Section 4 past the date of termination.

6.5

Payment; No Other Termination Compensation.  Any payment pursuant to this Section 6, with respect to which a payment date has not otherwise been specified, shall be made in a lump sum within ten (10) business days following the date of such termination.

7.

Confidentiality.  Unless otherwise required by law or judicial process, Executive shall retain in confidence during the Employment Period and after termination of Executive’s employment with Employer pursuant to this Agreement all confidential information known to Executive concerning Employer and its businesses.  The obligations of Executive pursuant to this Section 7 shall survive the expiration or termination of this Agreement.

8.

Noncompetition.  As a result of his employment with the Employer and his knowledge of the Employer’s business, customer relationships and/or know-how, the Executive agrees that he will not, during his employment with the Employer, without the prior written consent of the Employer, enter into any competitive business, employment or endeavor or in any way to enter the employ of, consult for, or own, directly or indirectly, any interests in any person or entity engaged in any business in which the Employer or any of its subsidiaries is engaged, or otherwise compete, directly or indirectly, with the Employer or any of its subsidiaries in any manner (“Competitive Activity”). The Competitive Activity shall be deemed to be exclusively related to Employer’s recent change of business plan to make first lien Corporate Loans to middle market companies as set forth in Employer’s SEC Form 10-K on September 29, 2008 (the “Corporate Loan Strategy”).  The Competitive Activity shall not be considered to be related to Employer’s existing diversified business loan portfolio which is presently in the process of being wound down and liquidated.  As such, Executive shall be permitted to invest in, work for, consult for or organize any business enterprise that engages in real estate mortgages or secured or unsecured business lending that is not competitive with Employer’s Corporate Loan Strategy.  Executive shall also be entitled to serve on the Board of Directors of any company that is not in the business of competing with Employer’s Corporate Loan Strategy.  In addition, there shall be no restrictions on Executive’s ability to practice law or represent any client in Executive’s capacity as an Attorney at Law.  Notwithstanding the forgoing,  Executive specifically acknowledges and agrees that he is bound by the Loan Purchase Agreement dated July 16, 2008 by and among the Employer, Medallion Financial Corp. and Medallion Bank (the “MFC Agreement”) and a breach of the MFC Agreement by Executive shall constitute a breach of this Section 8.  The obligations of Executive hereunder with respect to the MFC Agreement shall survive the expiration or termination of this Agreement.

9.

Nonsolicitation.  During the Employment Period (the “Nonsolicitation Period”), Executive shall not directly or indirectly solicit to enter into the employ of any other entity that is competitive with the Employer’s Corporate Loan Strategy, or hire, any of the employees of Employer.  During the Employment Period, and for a period of one year thereafter, Executive shall not, directly or indirectly, solicit, hire, or take away or attempt to solicit, hire, or take away (i) any customer or client of Employer (ii) any former customer or client (that is, any customer or client who ceased to do business with Employer during the three (3) years immediately preceding such date) of Employer without Employer’s prior written consent.  The obligations of Executive pursuant to this Section 9 shall survive the expiration or termination of this Agreement.

10.

Successors; Binding Agreement.  This Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive and Executive’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devises, and legatees.  If Executive should die while any amounts would still be payable to him hereunder if he had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to executive’s devisee, legatee, or other beneficiary or, if there be no such beneficiary, to Executive’s estate.

11.

Survivorship.  The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement to the extent necessary to the intended preservation of such rights and obligations.

12.

Miscellaneous.

12.1

Notices.  Any notice, consent, or authorization required or permitted to be given pursuant to this Agreement shall be in writing and sent to the party for or to whom intended, at the address of such party set forth below, by registered or certified mail, postage paid (deemed given five days after deposit in the U.S. mails) or personally delivered or sent by facsimile transmission (deemed given upon receipt), or at such other address as either party shall designate by notice given to the other in the manner provided herein.

If to Employer:

Ameritrans Capital Corporation
Elk Associates Funding Corporation
747 Third Avenue, 4th Floor
New York, New York 10017
Attn:  Michael Feinsod, President

If to Executive:

Mr. Gary Granoff
Home address on file with Company

12.2

Taxes.  Employer is authorized to withhold (from any compensation or benefits payable hereunder to Executive) such amounts for income tax, social security, unemployment compensation, and other taxes as shall be necessary or appropriate in the reasonable judgment of Employer to comply with applicable laws and regulations.

12.3

Governing Law.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without reference to the principles of conflicts of laws therein.

12.4

Arbitration.  Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration in the city in which Employer’s main corporate headquarters is then located in accordance with the rules of the American Arbitration association then in effect.  Judgment may be entered on the arbitration award in any court having jurisdiction.

12.5

Headings.  All descriptive headings in this Agreement are inserted for convenience only, and shall be disregarded in construing or applying any provisions of this Agreement.

12.6

Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which, together shall constitute one and the same instrument.

12.7

Severability.  If any provision of this Agreement, or any part thereof, is held to be unenforceable, the remainder of such provision and this Agreement, as the case may be, shall nevertheless remain in full force and effect.

12.8

Entire Agreement and Representation.  This Agreement contains the entire agreement and understanding between Employer and Executive with respect to the subject matter hereof.  No representations or warranties of any kind or nature relating to Employer or its several businesses, or relating to Employer’s assets, liabilities, operations, future plans, or prospects have been made by or on behalf of Employer to Executive.  This Agreement supersedes any prior agreement between the parties relating to the subject matter hereof.

12.9

Termination of 2007 Agreement.  The Employer and Executive hereby, acknowledge that this Agreement is an amendment and restatement of the agreement entered into September 20, 2007 (the “2007 Agreement”) and supersedes such 2007 Agreement. The 2007 Agreement is being modified herein due to the change in duties being assigned to Executive and to resolve any issues concerning the 2007 Agreement that could arise as a result thereof.  Both Employer and Executive hereby relinquish any and all rights they may have resulting from the amendment and restatement of the 2007 Agreement.  This Agreement shall become effective upon execution thereof by the parties and upon a Board of Director resolution of the Company and Elk to fully authorize this Agreement, and upon completion of those conditions, the 2007 Agreement shall be deemed to be amended and restated in it’s entirety by this Agreement.

12.10

Validity.  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.  If any provision of this Agreement is held to be invalid, void, or unenforceable in any jurisdiction, any court or arbitrator so holding shall substitute a valid, enforceable provision that preserves, to the maximum lawful extent, the terms and intent of such provisions of this Agreement.  If any of the provisions of, or covenants contained in, this Agreement are hereafter construed to be invalid or unenforceable in any jurisdiction, the same shall not affect the remainder of the provisions or the enforceability thereof in any other jurisdiction, which shall be given full force and effect, without regard to the invalidity or unenforceability is such other jurisdiction.  Any such holding shall affect such provision of this Agreement, solely as to that jurisdiction, without rendering that or any other provisions of this Agreement, solely as to that jurisdiction, without rendering that or any other provisions of this Agreement invalid, illegal, or unenforceable in any other jurisdiction.  If any covenant should be deemed invalid, illegal, or unenforceable because its scope is considered excessive, such covenant will be modified so that the scope of the covenant is reduced only to the minimum extent necessary to render the modified covenant valid, legal, and enforceable.

IN WITNESS WHEREOF, the parties here to have executed this Agreement as of the date first above written.

AMERITRANS CAPITAL CORPORATION

By:

/s/ Michael Feinsod

Michael Feinsod, President

ELK ASSOCIATES FUNDING CORPORATION

By:

/s/ Michael Feinsod

Michael Feinsod, Senior Vice President

EXECUTIVE

By:

/s/Gary C. Granoff

Gary C. Granoff